UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2018

TriplePoint Venture Growth BDC Corp.

(Exact name of registrant as specified in its charter)

Maryland	814-01044	46-3082016
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

TriplePoint Venture Growth BDC Corp. 2755 Sand Hill Road, Suite 150 Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

(650) 854-2090

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On January 26, 2018, TriplePoint Venture Growth BDC Corp. (the “Company”) issued a press release announcing that it had amended its Receivables Financing Agreement, dated as of February 21, 2014 and as amended on June 30, 2014, July 18, 2014, August 8, 2014, November 18, 2014 and January 27, 2016 (the “Credit Facility”), by executing a letter agreement, dated January 25, 2018 (the “Amendment”), by and among the Company, individually and as collateral manager and as equityholder of the borrower, TPVG Variable Funding Company LLC, as borrower, Portfolio Financial Servicing Company, as backup collateral manager, Deutsche Bank AG, New York Branch, as administrative agent, Deutsche Bank Trust Company Americas, as paying agent, the lenders from time to time parties thereto, the agents for the lender groups from time to time parties thereto, and U.S. Bank National Association, as custodian. The Amendment, among other things, (i) increased the capacity of the Credit Facility from $200 million to $210 million, (ii) extended the revolving period of the Credit Facility from February 21, 2018 to February 21, 2020 and the maturity date of the Credit Facility from February 21, 2019 to August 21, 2021, (iii) reduced the undrawn rate from 0.75% to 0.50% and reduced the applicable margin based on the utilization rate of the Credit Facility (a 2.80% applicable margin if utilization is greater than or equal to 75%, a 2.90% applicable margin if utilization is greater than or equal to 50%, and a 3.00% applicable margin if utilization is less than 50%) and (iv) added a new lender, MUFG Union Bank, N.A. Borrowings under the Credit Facility are subject to its various covenants and the leverage restrictions contained in the Investment Company Act of 1940, as amended.

A copy of the press release is attached hereto as Exhibit 99.1, and a copy of the Amendment is attached hereto as Exhibit 10.1. The foregoing description is qualified in its entirety by reference to the full text of the press release and the Amendment, each of which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 to this current report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	The Amendment to the Credit Facility, dated January 25, 2018.

99.1	Press Release dated January 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriplePoint Venture Growth BDC Corp.

By:	/s/ James P. Labe
Name:	James P. Labe
Title:	Chief Executive Officer

Date: January 26, 2018